Exhibit 10.44

TODHUNTER INTERNATIONAL, INC.

222 Lakeview Avenue, Suite 1500

West Palm Beach, FL 33401

ENDORSEMENT SPLIT-DOLLAR AGREEMENT

THIS ENDORSEMENT SPLIT-DOLLAR AGREEMENT (this “Agreement”) is entered into this 20th day of February 2004, by and between Todhunter International, Inc., a Delaware corporation (the “Corporation”) and Ousik Yu (the “Executive”).

WITNESSETH:

WHEREAS, the Executive is employed by the Corporation; and

WHEREAS, the Corporation recognizes the valuable services performed by the Executive and wishes to encourage his continued employment; and

WHEREAS, the Corporation is desirous of providing protection for the beneficiaries of Executive in the event of his untimely death; and

WHEREAS, The Corporation has applied for, and is the owner of Life Insurance Policy Number 10034392 (the “Policy”) in the specified face amount of $600,000 from the Lincoln National Life Insurance Company (the “Insurer”); and

WHEREAS, it is understood and agreed that this Agreement is to be considered effective as of the date on which the Policy was issued by the Insurer or the date of execution of this Agreement whichever is later.

NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.                                      Ownership Rights In The Policy.

A.                                   The Corporation shall have all of the ownership rights, options and privileges permitted by the Policy except those expressly granted to the Executive by the terms of this Agreement.

B.                                     The Corporation has the right to borrow or to pledge the cash surrender value of the Policy to the extent of its interest specified in Paragraph 1.C., and as permitted by the terms of the Policy. The Corporation’s interest in the cash surrender value of the Policy at any time during the Executive’s lifetime, or at death, shall be adjusted to reflect any indebtedness on or secured by the Policy which is attributable to borrowing by or on behalf of the Corporation (including any interest due on such indebtedness).

C.                                     The Corporation shall have the right to designate itself as beneficiary of the Policy, to the extent of the difference between the total death benefit paid under the life insurance contract and the amount designated in Paragraph 1.D., below, provided such amount is reduced by any indebtedness (on or secured by the Policy) which is attributable to borrowing by or on behalf of the Corporation (including any interest due on such indebtedness) and/or any withdrawals by or on behalf of the Corporation.

D.                                    The Corporation hereby endorses to the Executive policy death benefits in the amount of $600,000 which shall be payable to the Executive’s estate if the Executive dies while this Agreement is in force.  The Corporation and the Executive’s estate may select a settlement option as provided in the Policy at the time of distribution.

E.                                      The Corporation may not take any action with respect to the Policy that will impair any right or interest of the Executive in the Policy.

2.                                      Premium Payments.  On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount to the Insurer.

3.                                      Division of Death Proceeds of Policy.  In the event that the Executive shall die while this Agreement is in force, the Corporation shall be entitled to receive from the Policy proceeds an amount equal to the Corporation’s interest in the Policy, as determined under Paragraph 1.C. of this Agreement. The portion of the Policy proceeds which is in excess of the amount paid to the Corporation shall be paid to the Executive’s estate in accordance with the terms of the Policy and Paragraph 1.D. of this Agreement.

4.                                      Waiver of Premium.  Upon the unanimous agreement of the Corporation and the Executive, the Corporation shall apply to the Insurer for a supplemental agreement providing for the waiver of policy premiums in the event of the Executive’s disability. The Corporation shall pay any additional premium attributable to such an agreement.

5.                                      Choice of Dividend Options.  To the extent the Insurer declares dividends on the Policy, the Corporation shall have the right to choose the option or combination of options it desires from among those offered by the Insurer. The Corporation shall notify the Insurer of its choice.

6.                                      Termination of Agreement.

A.                                   This Agreement shall be cancelled and shall terminate upon the termination of the Executive’s employment with the Corporation for any reason other than the Executive’s disability as defined in Paragraph 3 of the Salary Continuation Plan Agreement between the Corporation and the Executive dated February 20, 2004 (the “Salary Continuation Plan Agreement”).   Upon such termination, the Executive shall have a 60-day option to pay the Corporation an amount equal to the Corporation’s interest in the Policy under Paragraph 1.C. in return for the Corporation’s release of any claim to the policy. If, within the 60-day period following the cancellation of this Agreement, the Executive fails to exercise said option, then the Executive shall be deemed to have relinquished all rights in the Policy and the Corporation will be free to surrender or take any other action with respect to the Policy as it may desire. If the Executive fails to pay the Corporation within the 60-day option period, the Executive agrees upon request of the Corporation to execute any and all instruments that may be required to transfer all right, title, and interest in the Policy to the Corporation.

B.                                     Notwithstanding Paragraph 6.A., in the event the Executive dies during his employment with the Corporation, this Agreement shall be cancelled and shall terminate upon the payment of the death proceeds of the Policy to the Executive’s estate in accordance with Paragraph 1.D. and Paragraph 3 of this Agreement.

7.                                      Termination of this Agreement in Connection with a Change in Control.

A.                                   Notwithstanding anything in this Agreement to the contrary, unless the Executive is terminated “for cause,” as defined in Paragraph 10.C. of this Agreement, the Corporation may not terminate this Agreement without the consent of the Executive during the period beginning nine (9) months before a Change in Control (as defined below); provided however, this Agreement shall be cancelled and shall terminate once the Executive become entitled to receive payment of the retirement benefit in accordance with Paragraph 1 of the Salary Continuation Plan Agreement.

B.                                     For the purpose of this Agreement, a “Change of Control” shall mean any of the following events:

(i)                                     The acquisition by any person, entity or “group” required to file a Schedule 13D or Schedule 14D-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, any of the following that acquires beneficial ownership of voting securities of the Corporation, including shares acquired pursuant to the exercise of options or warrants, or conversion of preferred stock outstanding as of the date hereof: (a) CL Financial, Ltd., Angostura Ltd., or any of their affiliates; (b) the Corporation, its affiliates or subsidiaries; (c) V&S Vin & Spirit AB, its affiliates or subsidiaries, solely in connection with a transaction with the Corporation, its affiliates or subsidiaries approved by the Board of Directors; or (d) any employee benefit plan of the Corporation, or its affiliates or subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of over 40% (in one or more transactions, in the aggregate) of either the then outstanding shares of common stock or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)                                  An election or appointment to the Board of Directors by virtue of which the individuals who immediately prior thereto constituted the Board of Directors (the “Incumbent Board”) no longer constitute at least a majority of the Board of Directors (other than an election or appointment of a director or directors precipitated by CL Financial, Ltd., Angostura Ltd., V&S Vin & Spirit AB, or any of their affiliates, or by the Board of Directors if at that time at least a majority are individuals who are directors on the date hereof), provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Employer, as such terms are used in Rule 14a-1 promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)                               Approval by the stockholders of the Corporation of: (a) a reorganization, merger or consolidation by reason of which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or (b) a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation, whether such assets are held directly or indirectly (excluding the currently proposed joint ventures with affiliates of CL Financial, Ltd. and/or V&S Vin & Spirit AB, if such transactions constitute a sale of substantially all of the assets of Employer).

C.                                     The definition of “for cause” termination shall be the same as set forth in the employment agreement between the Executive and the Corporation in effect as of the date of this Agreement.  In the event there is no employment agreement between the Executive and the Corporation on the date of this Agreement, “cause” for termination shall mean that (a) the Executive is convicted of a felony which, in the sole determination of the Board of Directors, would have a material adverse effect on the Executive’s ability to perform his duties hereunder or on the business or reputation of the Corporation; (b) the Executive has exhibited gross misconduct resulting in material harm to the Corporation, its business or reputation; (c) the Executive has willfully misappropriated the Corporation’s assets or has otherwise willfully defrauded the Corporation, including without limitation by fraud, theft, embezzlement, or breach of a fiduciary duty involving personal profit.  For purposes of this paragraph, no act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Corporation.

8.                                      Amendment.  This Agreement may be amended at any time and from time to time, by a written instrument signed by the Corporation and the Executive.

9.                                      Binding Effect.  All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns, whether so expressed or not.

10.                               Notices.  Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same.  If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

11.                               Insurer Not a Party to Agreement.  The Insurer shall not be deemed a party to this Agreement. Payment or other performance of its contractual obligations in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

12.                               Named Fiduciary.  The Corporation is hereby designated the “Named Fiduciary” as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  As Named Fiduciary, the Corporation shall be responsible for the management and administration of the terms of this Agreement. The Corporation’s Board of Directors may delegate to others the management and operating responsibilities of the plan including the employment of advisors and may exercise any other powers necessary for the discharge of its duties to the extent not in conflict with the provisions of ERISA.

13.                               Claim Procedure.

A.                                   If the Executive or his personal representative believes that he is being denied a benefit to which he is entitled under this Agreement (hereinafter referred to as a “Claimant”), such Claimant may file a written request for such benefit with the Corporation setting forth his claim.  The request must be addressed to the President of the Corporation at its then principal place of business.

B.                                     The Corporation shall reply to the Claimant’s claim within ninety (90) days of receiving the claim.  If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

(i)                                     The specific reason or reasons for such denial;

(ii)                                  The specific reference to pertinent provisions of this Agreement on which such denial is based;

(iii)                               A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

(iv)                              Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

(v)                                 The time limits for requesting a review under subsection C. and for review under subsection D. hereof.

C.                                     Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation’s determination by the Secretary of the Corporation within such sixty (60) day period, he shall be barred and estopped from challenging the Corporation’s determination.

D.                                    Within sixty (60) days after the Secretary’s receipt of a request for review, he will review the Corporation’s determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

14.                               Governing Law.  This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

15.                               Jurisdiction and Venue.  The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida.  Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida.  Each party consents to the jurisdiction of such Florida court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Florida court.  Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first hereinabove written.

TODHUNTER INTERNATIONAL, INC.

By:	/s/ Jay S. Maltby	,Chairman & CEO

EXECUTIVE

By:	/s/ Ousik Yu, Sr.	Vice President – R&D Manufacturing
Florida Distillers Company